EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Isabella Bank Corporation of our report dated March 13, 2026 relating to the consolidated financial statements of Isabella Bank Corporation, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 13, 2026. We also consent to the reference to our firm under the caption “experts” in the prospectus that constitutes a part of such Registration Statement.
                                            /s/ Plante & Moran, PLLC
Grand Rapids, Michigan
April 16, 2026